Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of PDK Energy Corp, on Form 10-Q for the quarter ending October  31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eric Joffe , Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Quarterly Report on form 10-Q for the quarter ending October  31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report on Form 10-Q for the quarter ending October 31, 2011 fairly presents, in all material respects, the financial condition and result of operations of PDK Energy Corp.

December 7, 2011	By:	/s/ Eric Joffe
Eric Joffe,
Chairman, President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)